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September 4, 2001 For immediate release

IRWIN FINANCIAL CORPORATION ANNOUNCES PLAN TO FILE A REGISTRATION STATEMENT WITH THE SEC FOR A PROPOSED PUBLIC OFFERING OF COMMON STOCK

(Columbus, IN) Irwin Financial Corporation (NASDAQ-NMS: IRWN), announced today that it plans to file a registration statement with the Securities and Exchange Commission for a proposed underwritten public offering of up to $75 million of common stock to support the growth of its subsidiaries. The Corporation expects to close the offering prior to year-end.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities. The offering is to be made only by the prospectus.